Exhibit 10.5

FORM OF

RESTRICTION STOCK AGREEMENT

THIS RESTRICTION STOCK AGREEMENT (the “Restriction Agreement”), dated effective as of the     th day of             , 20    , is by and between Oragenics, Inc., a Florida corporation (the “Company”), and             (the “Participant”).

WHEREAS, the Company maintains the Amended and Restated 2002 Stock Option and Incentive Plan, as amended (the “Plan”), for the benefit of employees, directors, or consultants of the Company who provide services to the Company;

WHEREAS, the Plan provides for grant of shares of the common stock, no par value, of the Company (the “Common Stock”) as restricted stock awards;

WHEREAS, Participant serves as the              and a key employee [or consultant] of the Company; and

WHEREAS, the Company has decided to grant the Participant shares of the Common Stock, subject to the transfer restrictions, vesting conditions and other terms and conditions set forth below.

NOW, THEREFORE, in consideration of the covenants and agreements herein contained and intending to be legally bound hereby, the parties hereto agree as follows:

1. Grant of Restricted Stock. The Company hereby grants to the Participant a total of              (            ) shares of the Common Stock (the “Restricted Shares”), subject to the transfer restrictions, vesting schedule and other conditions set forth in this Restriction Agreement. The Participant shall not be required to provide the Company with any payment (other than his past and future services to the Company) in exchange for such Restricted Shares. The terms of the Plan are hereby incorporated into this Restriction Agreement by this reference, as though fully set forth herein. Except as otherwise provided herein, capitalized terms herein will have the same meaning as defined in the Plan.

As provided in Section 4, the Company shall cause the Restricted Shares to be issued in the name of the Participant either by book-entry registration or issuance of a stock certificate or certificate promptly upon execution of this Restriction Agreement. On or before the date of execution of this Restriction Agreement, the Participant shall deliver to the Company one or more stock powers endorsed in blank relating to the Restricted Shares.

2. Restrictions. The Participant shall have all rights and privileges of a shareholder of the Company with respect to the Restricted Shares, including voting rights and the right to receive dividends paid with respect to the Restricted Shares, except that the following restrictions shall apply until such time or times as these restrictions lapse under Section 3 or any other provision of this Restriction Agreement:

(i) the Participant shall not be entitled to delivery of the certificate or certificates for any of the Restricted Shares until the restrictions imposed by this Restriction Agreement have lapsed with respect to those Restricted Shares;

(ii) the Restricted Shares may not be sold, transferred, assigned, pledged or otherwise encumbered or disposed of by the Participant before these restrictions have lapsed, except with the express written consent of the Company; and

(iii) the Restricted Shares shall be subject to forfeiture upon termination of the Participant’s employment with the Company to the extent set forth in Section 6 below.

If any portion of the Restricted Shares become vested under Section 3 below (or Sections 6, 7 or 8), such newly vested shares shall no longer be subject to the preceding restrictions and shall no longer be considered Restricted Shares.

Any attempt to dispose of Restricted Shares in a manner contrary to the restrictions set forth in this Restriction Agreement shall be ineffective.

3. Vesting; When Restrictions Lapse.

The Restricted Shares shall vest as follows: (i) as to [            ] of the shares on              and (ii) as to [            ] of the shares on             , or at such earlier time as the restrictions may lapse pursuant to Sections 6, 7 or 8 of this Restriction Agreement.

4. Issuance of Stock Certificates for Shares. To the extent stock certificates are issued, the stock certificate or certificates representing the Restricted Shares shall be issued promptly following the execution of this Restriction Agreement, and shall be delivered to the Corporate Secretary or such other custodian as may be designated by the Company, to be held until the restrictions lapse under Sections 3, 6, 7 or 8. Such stock certificate or certificates shall bear the following legend:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of a Restricted Stock Agreement entered into between the registered owner and Oragenics, Inc. Copies of such Agreement are on file in the offices of the Corporate Secretary, Oragenics, Inc. 3000 Bayport Drive, Suite 685 Tampa, FL 33607.

Once the restrictions imposed by this Restriction Agreement have lapsed with respect to all or any portion of the Restricted Shares, a stock certificate or certificates for such portion of the Restricted Shares shall be surrendered and exchanged for a new unlegended stock certificate representing the newly vested shares. The new certificates shall be delivered to the Participant promptly after the date on which the restrictions imposed on such shares by this Restriction Agreement have lapsed, but not before the Participant has made arrangements satisfactory to the Company for tax withholding (as required by Section 5), and provided that any certificate representing the portion of the newly vested shares (if any) that the Participant applies to satisfy his or her tax withholding obligations pursuant to Section 5(b) below shall be delivered to the Company rather than the Participant. The Company may also condition delivery of certificates for Restricted Shares upon receipt from the Participant of any undertakings that it may determine are appropriate to facilitate compliance with federal and state securities laws.

5. Tax Withholding. Whenever the restrictions applicable to all or a portion of the Restricted Shares lapse under the terms of this Restriction Agreement, the Company shall notify the Participant of the amount of tax that must be withheld by the Company under all applicable federal, state and local tax laws. The Participant agrees to make arrangements with the Company to:

(a) remit the required amount to the Company,

(b) deliver to the Company shares of Common Stock currently held by the Participant (including newly vested Restricted Shares) with a value equal to the required amount,

(c) authorize the deduction of such amounts from the Participant’s regular salary payments, or

(d) otherwise satisfy the applicable tax withholding requirement in a manner satisfactory to the Company.

6. Termination of Employment; Change in Corporate Control.

(a) Except as provided in subsection (b) below or in Sections 7 and 8 below, if the Participant’s employment with the Company is terminated before all of the restrictions have lapsed with respect to the Restricted Shares under this Restriction Agreement, any Restricted Shares that remain subject to the restrictions imposed by this Restriction Agreement shall be forfeited immediately upon termination of employment.

(b) In the event of a Change in Control (as defined in the Plan), vesting shall be accelerated, the restrictions imposed by this Restriction Agreement on the remaining Restricted Shares shall lapse immediately, and no Restricted Shares shall be forfeited.

7. Effect of Death. If the Participant dies before the restrictions have lapsed with respect to all of the Restricted Shares subject to this Restriction Agreement, vesting of any portion of the Restricted Shares not previously vested under Section 3 shall be accelerated and all of the restrictions imposed on the Restricted Shares by this Restriction Agreement shall lapse immediately.

8. Effect of Permanent and Total Disability. If the termination of the Participant’s employment occurs after a finding of the Participant’s permanent and total disability, vesting shall be accelerated and all of the restrictions imposed on the Restricted Shares by this Restriction Agreement shall lapse immediately.

9. Securities Laws. The Company may from time to time impose such conditions on the transfer of the Restricted Shares as it deems necessary or advisable to ensure that any transfers of the Restricted Shares will satisfy the applicable requirements of federal and state securities laws. Such conditions may include, without limitation, the partial or complete suspension of the right to transfer the Restricted Shares subject to the Restricted Shares having been registered under the Securities Act of 1933, as amended.

The Participant represents, warrants, and agrees as follows, and the parties agree that the Company may rely on the same in consummating the issuance of any Restricted Shares pursuant to this Restriction Agreement:

(a) No Representations. The Participant is entering into this Restriction Agreement, and will acquire the Restricted Shares, solely on the basis of his own familiarity with the Company and all relevant factors about the Company’s affairs, and neither the Company nor any agent of the Company has made any express or implied representations, covenants, or warranties to the Participant with respect to such matters.

(b) Investment Purpose. The Participant is acquiring the Restricted Shares for his own account for investment and not with a view to the resale or distribution of the Restricted Shares.

(c) Economic Risk. The Participant is willing and able to bear the economic risk of an investment in the Restricted Shares (in making this representation, attention has been given to whether Participant can afford to hold the Restricted Shares for an indefinite period of time and whether, at this time, the Participant can afford a complete loss of the investment).

10. Restricted Shares Not to Affect Employment Rights. Neither this Restriction Agreement nor the Restricted Shares granted hereunder shall confer upon the Participant any right to continued employment with the Company under the terms of any employment agreement with the Company, and this Restriction Agreement shall not in any way modify or restrict any rights the Company may have to terminate the Participant’s employment under such an employment agreement.

11. Restriction Covenants. As additional consideration for the Company’s grant of the Restricted Stock described in this Restriction Agreement, the Participant agrees and covenants that during the period of his employment with the Company and for a period of twelve (12) months following his termination of employment (the “Restricted Period”):

(i) the Participant will not, directly or indirectly, render any services, including without limitation service as an advisor, consultant, employee, officer or board member, competitive with the Company Business (as hereinafter defined) in any metropolitan area in which the Company then operates. During this period, the Participant shall not engage in, hold an equity interest in, operate, join, control or participate in any firm, partnership or corporation which competes with the Company Business, except that beneficial ownership by the Participant (together with any one or more members of Participant’s immediate family and together with any entity under the Participant’s direct or indirect control) of less than one percent (1%) of the outstanding shares of capital stock of any corporation which may be engaged in any of the same business as the Company Business which stock is listed on a national securities exchange or publicly traded in the over-the-counter market shall not constitute a breach of the covenants in this Section 11. For purposes of this Restriction Agreement, “Company Business” shall mean the marketing and selling of probiotic products.

The parties acknowledge that the type and periods of restriction imposed in the provisions of Section 11 hereof are fair and reasonable and are reasonably required for the protection of the Company and the goodwill associated with the business of the Company; and that the time, scope, geographic area and other provisions of Section 11 have been specifically negotiated by sophisticated parties and are given as an integral part of this Restriction Agreement. If any of the covenants in Section 11 hereof, or any part thereof, is hereafter construed to be invalid or unenforceable, the same shall not affect the remainder of the covenants or covenants, which shall be given full effect, without regard to the invalid portions. If any of the covenants contained in Section 11 hereof, or any part thereof, is held to be unenforceable because of the duration of such provision or the area covered thereby, the parties agree that the court making such determination shall have the power to reduce the duration and/or areas of such provision and, in its reduced form, such provision shall then be enforceable. The parties hereto intend to and hereby confer jurisdiction to enforce the covenants contained in Section 11 hereof above upon the courts of any state or other jurisdiction within the geographical scope of such covenants. In the event that the courts of any one or more of such states or other jurisdictions shall hold such covenants wholly unenforceable by reason of the breadth of such scope or otherwise, it is the intention of the parties hereto that such determination not bar or in any way affect the right of the Company to the relief provided above in the courts of any other states or other jurisdictions within the geographical scope of such covenants, as to breaches of such covenants in such other respective states or other jurisdictions, the above covenants as they relate to each state or other jurisdiction being, for this purpose, severable into diverse and independent covenants.

The Participant hereby expressly acknowledges that any breach or threatened breach by the Participant of any of the terms set forth in Section 11 of this Restriction Agreement may result in significant and continuing injury to the Company, the monetary value of which would be impossible to establish. Therefore, the Participant acknowledges that the Company is entitled, in addition to any other remedies it may have under this Restriction Agreement or otherwise, to preliminary and permanent injunctive and other equitable relief to prevent or curtail any breach of this Restriction Agreement.

12. Miscellaneous.

(a) In the event of any change or changes in the outstanding Common Stock of the Company by reason of any stock dividend, recapitalization, reorganization, merger, consolidation, combination or any similar transaction, the Board of Directors shall adjust the number of shares of Common Stock issued as Restricted Shares under this Restriction Agreement, and make any and all other adjustments deemed appropriate by the Board of Directors in such manner as the Board of Directors deems necessary to prevent material dilution or enlargement of the rights granted to Participant.

(b) This Restriction Agreement may be executed in one or more counterparts all of which taken together will constitute one and the same instrument.

(c) The terms of this Restriction Agreement may only be amended, modified or waived by a written agreement executed by both of the parties hereto.

(d) This Restriction Agreement shall be binding upon and inure to the benefit of the heirs and representatives of Participant and the assigns and successors of the Company, but neither this Restriction Agreement nor any rights hereunder shall be assignable or otherwise subject to hypothecation by Participant.

(e) This Restriction Agreement represents the entire agreement of the parties and shall supersede any and all previous contracts, arrangements or understandings between the Company and Participant. The Restriction Agreement may be amended at any time by mutual written agreement of the parties hereto.

(f) This Award of Restricted Shares is subject to, and the Participant agrees to be bound by, all of the terms and conditions of the Plan, as such Plan may be amended from time to time in accordance with the terms thereof. Pursuant to the Plan, the Board is authorized to adopt rules and regulations not inconsistent with the Plan as it shall deem appropriate and proper. A copy of the Plan in its present form is available for inspection during business hours by the Participant at the Company’s principal office. All questions of the interpretation and application of the Plan and the Participant shall be determined by the Board and any such determination shall be final, binding and conclusive.

(g) This Restriction Agreement shall be governed by and construed in accordance with the laws of the State of Florida and shall in all respects be interpreted, enforced and governed under the internal and domestic laws of such state, without giving effect to the principles of conflicts of laws of such state. Any claims or legal actions by one party against the other arising out of the relationship between the parties contemplated herein (whether or not arising under this Restriction Agreement) shall be governed by the laws of the State of Florida.

IN WITNESS WHEREOF, the parties hereto have executed this Restriction Agreement as of the day and date first above written.

ORAGENICS, INC.

By:
Name:
Title:

PARTICIPANT

Name: